UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 10, 2016

Calamos Asset Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51003	32-0122554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2020 Calamos Court Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (630) 245-7200

Not Applicable

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Press Release

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2016, Calamos Asset Management, Inc. (“Corporation”) announced the appointment of Thomas E. Herman as Senior Vice President and Chief Financial Officer of the Corporation effective June 30, 2016. John S. Koudounis, the Corporation’s Chief Executive Officer, stated: “This important appointment is part of our ongoing evolution as we execute our new vision for the firm. We remain focused on our mission of performance with the goal of broadening the firm’s platform to enhance our core strengths. Tom will play an integral role as we look to expand our talent, diversify products and pursue strategic growth opportunities on a global basis, which make sense for our clients.” John P. Calamos, Sr., the Corporation’s Founder, Chairman and Global Chief Investment Officer, added: “Tom will provide invaluable assistance as he works with John Koudounis and the investment teams to implement our plan of thoughtful growth. The objective of John’s strategy is to develop our footprint in ways that will facilitate new and meaningful investment opportunities, looking both at our product mix and new markets. Tom’s expertise will help guide our progress into the future.”

Mr. Herman, (54), most recently served as Chief Financial Officer and Treasurer of Harris Associates for the past six years. Previously, from 2005 to 2010, Mr. Herman served as the Chief Financial Officer and Treasurer at Ariel Investments. Mr. Herman is a Certified Public Accountant and holds a Masters of Accounting and Financial Management from the Keller Graduate School of Management and a Masters in Business Administration from the University of North Carolina.

Mr. Herman remarked: “Calamos is a stellar firm and an iconic brand with a 40-year track record in the market. I’m joining an impressive team at a very exciting time, and look forward to working in close collaboration with John and everyone at the firm.”

Mr. Herman will be paid at an annual rate of $300,000 per year with the potential to earn both an annual short-term and long-term incentive compensation award. Each award is set at a range of opportunity from 0% to 250% of his earned base salary. For calendar year 2016, Mr. Herman is guaranteed a minimum short-term incentive compensation payment of $250,000 and a minimum long-term incentive compensation payment of $150,000. If Mr. Herman’s employment is terminated by the Corporation for cause or by Mr. Herman for good reason, he will receive a severance payment equal to 1 year of annual base salary plus a lump sum payment equal to the cost of 1 year of health insurance premiums, in each case subject to his timely execution and non-revocation of a customary release of claims.

The foregoing description of Mr. Herman’s compensation does not purport to be complete and is qualified in its entirety by the terms and conditions of an employment offer letter, a copy of which will be filed as an exhibit to the Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

The Corporation also announced on June 13, 2016, that Nimish S. Bhatt, Senior Vice President and Chief Financial Officer tendered to the Corporation his resignation on June 10, 2016, to be effective July 1, 2016. Mr. Bhatt’s decision to resign was not the result of any disagreement with the Corporation on any matter relating to the Corporation’s operations, policies or practices.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Calamos Asset Management issued June 13, 2016 announcing appointment of Thomas E. Herman as Chief Financial Officer and the departure of Nimish S. Bhatt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMOS ASSET MANAGEMENT, INC.

Date: June 13, 2016	By:	/s/ J. Christopher Jackson
J. Christopher Jackson
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1	June 13, 2016 press release issued by the Corporation announcing appointment of Thomas E. Herman as Chief Financial Officer and the departure of Nimish S. Bhatt.